UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(d) On November 12, 2012, Mr. Chang Seok-Jeong delivered notice to EPE Acquisition, LLC (the “Parent”), the parent of EP Energy LLC (the “Registrant”), regarding his resignation, effective as of December 1, 2012, from the Parent’s Board of Managers (the “Board”) and the Board’s Compensation and Audit Committees. Pursuant to its manager appointment rights under the Parent’s Second Amended and Restated Limited Liability Company Agreement, on November 12, 2012 an affiliate of Korea National Oil Corporation designated Mr. Ilrae Park to replace Mr. Chang Seok-Jeong on the Board, effective as of December 1, 2012.  Mr. Ilrae Park will also serve on the Board’s Compensation and Audit Committees, effective as of December 1, 2012.  Board members do not receive a retainer or Board meeting fees from Parent for serving on the Board, and no plans, contracts or arrangements were entered into or amended in connection with this appointment.  In addition, Mr. Ilrae Park will not participate in or receive any award or grant under any plan, contract or arrangement sponsored by the Registrant or Parent in connection with his appointment to the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY LLC

Date: November 16, 2012	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

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